Exhibit 2.1

                                                             EXECUTION COPY



                        AGREEMENT AND PLAN OF MERGER



                                   among



                   E. I. DU PONT DE NEMOURS AND COMPANY,



                       PURPLE ACQUISITION CORPORATION



                                    and



                               CHEMFIRST INC.



                         Dated as of July 23, 2002












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                                                 TABLE OF CONTENTS

                                                                                                               Page


                                 ARTICLE I

                                 The Merger

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         SECTION 1.01. The Merger.................................................................................1
         SECTION 1.02. Closing ...................................................................................1
         SECTION 1.03. Effective Time.............................................................................2
         SECTION 1.04. Effects of the Merger......................................................................2
         SECTION 1.05. Articles of Incorporation and By-laws......................................................2
         SECTION 1.06. Directors..................................................................................2
         SECTION 1.07. Officers...................................................................................2

                                 ARTICLE II

              Effect of the Merger on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates

         SECTION 2.01. Effect on Capital Stock....................................................................2
         SECTION 2.02. Exchange of Certificates...................................................................3
         SECTION 2.03. Adjustment to Merger Consideration.........................................................5

                                ARTICLE III

                       Representations and Warranties

         SECTION 3.01. Representations and Warranties of the Company..............................................5
         SECTION 3.02. Representations and Warranties of Parent and Sub..........................................23

                                 ARTICLE IV

                 Covenants Relating to Conduct of Business

         SECTION 4.01. Conduct of Business.......................................................................25
         SECTION 4.02. No Solicitation...........................................................................30

                                 ARTICLE V

                           Additional Agreements

         SECTION 5.01. Preparation of the Proxy Statement........................................................32
         SECTION 5.02. Company Shareholders Meeting..............................................................33
         SECTION 5.03. Access to Information.....................................................................33
         SECTION 5.04. Reasonable Best Efforts...................................................................34
         SECTION 5.05. Employee Matters..........................................................................34
         SECTION 5.06. Stock Based Awards........................................................................36
         SECTION 5.07. Fees and Expenses; Termination Fee........................................................37
         SECTION 5.08. Indemnification, Exculpation and Insurance................................................38
         SECTION 5.09. Shareholder Litigation....................................................................39
         SECTION 5.10. Rights Agreement..........................................................................39

                                 ARTICLE VI

                            Conditions Precedent

         SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger................................39
         SECTION 6.02. Conditions to Obligations of Parent and Sub To Effect the Merger..........................39
         SECTION 6.03. Conditions to Obligation of the Company To Effect the Merger..............................40
         SECTION 6.04. Frustration of Closing Conditions.........................................................40

                                ARTICLE VII

                         Termination and Amendment

         SECTION 7.01. Termination...............................................................................41
         SECTION 7.02. Effect of Termination.....................................................................42
         SECTION 7.03. Amendment.................................................................................42
         SECTION 7.04. Extension; Waiver.........................................................................42
         SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver.................................42

                                ARTICLE VIII

                             General Provisions

         SECTION 8.01. Nonsurvival of Representations and Warranties.............................................43
         SECTION 8.02. Notices.................................................................................. 43
         SECTION 8.03. Definitions; Interpretation...............................................................44
         SECTION 8.04. Counterparts..............................................................................45
         SECTION 8.05. Entire Agreement; No Third-Party Beneficiaries............................................45
         SECTION 8.06. Governing Law.............................................................................45
         SECTION 8.07. Publicity.................................................................................45
         SECTION 8.08. Assignment................................................................................46
         SECTION 8.09. Enforcement...............................................................................46
         SECTION 8.10. Severability..............................................................................46

         ANNEX I - Index of Defined Terms

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                                            AGREEMENT AND PLAN OF MERGER
                                    (this "Agreement") dated as of July 23,
                                    2002, among E. I. DU PONT DE NEMOURS
                                    AND COMPANY, a Delaware corporation
                                    ("Parent"), PURPLE ACQUISITION
                                    CORPORATION, a Mississippi corporation
                                    and a wholly owned subsidiary of Parent
                                    ("Sub"), and CHEMFIRST INC., a
                                    Mississippi corporation (the
                                    "Company").

         WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $1.00 per share, of the Company ("Company Common Stock") not owned by Parent, Sub or the Company will be converted into the right to receive $29.20 in cash;

         WHEREAS the respective Boards of Directors of Sub and the Company have adopted this Agreement;

         WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and a certain shareholder of the Company are entering into a shareholder agreement (the "Shareholder Agreement") pursuant to which, among other things, such shareholder has agreed to vote to approve this Agreement and to take certain other actions in furtherance of the Merger, upon the terms and subject to the conditions set forth therein;

         WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                 ARTICLE I

                                 The Merger

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Mississippi Business Corporation Act (the "MBCA"), Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to all the rights and obligations of Sub in accordance with the MBCA.

         SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by the parties.

         SECTION 1.03. Effective Time. Prior to the Closing, the parties shall prepare and execute articles of merger in accordance with Section 79-4-11.06(a) of the MBCA (the "Articles of Merger"), and as soon as practicable on the Closing Date, the Surviving Corporation shall deliver the Articles of Merger to the Secretary of State of the State of Mississippi for filing in accordance with the relevant provisions of the MBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed in accordance with Section 79-4-11.06(b) of the MBCA, or at such other time as Parent and the Company shall agree and shall specify in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 79-4-11.07 of the MBCA.

         SECTION 1.05. Articles of Incorporation and By-laws. (a) The articles of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (b) The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation to hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation to hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                ARTICLE II

              Effect of the Merger on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates

         SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Sub:

         (a) Capital Stock of Sub. Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Cancelation of Certain Stock. Each share of Company Common Stock that is owned by the Company, as treasury stock, or by any direct or indirect wholly owned subsidiary of the Company, or by Parent or Sub, in each case immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive $29.20 in cash, without interest (the "Merger Consideration"). At the Effective Time, all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

         SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company that is reasonably satisfactory to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At or immediately prior to the Effective Time, Parent shall deliver, or cause the Surviving Corporation to deliver, to the Paying Agent immediately available funds in the amount necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates (such funds, the "Exchange Fund"). Subject to Section 2.02(d), the Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Exchange Fund in accordance with this Article II. Except as contemplated by this Article II, the Exchange Fund shall not be used for any other purpose.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and contain customary provisions) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to
Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares that is not registered in the stock transfer books of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

         (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer or any other reason, it shall be canceled against delivery of cash to the holder thereof as provided in this
Article II.

         (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation or Parent for payment of their claim for the Merger Consideration.

         (e) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent provided, however, that any such investments shall be in (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof and having maturities of not more than one month from the date of investment, (ii) certificates of deposit, eurodollar time deposits and bankers' acceptances with maturities not exceeding one month and overnight bank deposits with any commercial bank, depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank, depository institution or trust company has, at the time of investment, (A) capital and surplus exceeding $500,000,000 and (B) outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or at least P-1 by Moody's Investors Services, Inc., (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having a rating in the highest rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc. and in each case maturing within one month from the date of investment and (v) money market mutual or similar funds having assets in excess of $1,000,000,000. Any interest and other income resulting from such investments shall be paid to Parent.

         (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

         (h) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

         SECTION 2.03. Adjustment to Merger Consideration. Without limiting or in any way modifying the covenant of the Company set forth in Section 4.01(a)(i), in the event that, prior to the Effective Time, the outstanding shares of Company Common Stock are changed into a different number of shares as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction, the Merger Consideration shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

                                ARTICLE III

                       Representations and Warranties

         SECTION 3.01. Representations and Warranties of the Company. Except as set forth on the disclosure schedule (with specific reference to the particular subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that to the extent it is reasonably apparent on the face of such exception that such exception also relates to another subsection of this Section 3.01, each such other subsection shall also be qualified by such exception) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") and except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), the Company represents and warrants to Parent and Sub as follows:

         (a) Organization, Standing and Corporate Power. The Company and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its articles of incorporation and by-laws, each as amended to the date of this Agreement.

         (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule sets forth a complete and correct list of each of the Company's subsidiaries and the jurisdiction of incorporation or organization of each such subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person.

         (c) Capital Structure. (i) The authorized capital stock of the Company consists of (A) 100,000,000 shares of Company Common Stock, par value $1.00 per share, and (B) 20,000,000 shares of preferred stock, without a set par value, of the Company ("Company Preferred Stock"), of which 1,000,000 shares have been designated Series X Junior Participating Preferred Stock, par value $1.00 per share (the "Rights Plan Preferred Stock"), 97,000 shares have been designated 1987-A Series Convertible Preferred Stock, par value $1.00 per share, 156,000 shares have been designated 1988-A Series Convertible Preferred Stock, par value $1.00 per share, 11,000 shares have been designated 1988-1 Series Convertible Preferred Stock, par value $1.00 per share, 103,000 shares have been designated 1989-A Series Convertible Preferred Stock, par value $1.00 per share, 45,000 shares have been designated 1989-1 Series Convertible Preferred Stock, par value $1.00 per share, 11,000 shares have been designated 1989-2 Series Convertible Preferred Stock, par value $1.00 per share, 138,000 shares have been designated 1990-1 Series Convertible Preferred Stock, par value $1.00 per share, 11,000 shares have been designated 1990-2 Series Convertible Preferred Stock, par value $1.00 per share, 155,000 shares have been designated 1991-1 Series Convertible Preferred Stock, par value $1.00 per share, 11,000 shares have been designated 1991-2 Series Convertible Preferred Stock, par value $1.00 per share, 11,000 shares have been designated 1992-1 Series Convertible Preferred Stock, par value $1.00 per share, and 1,000 shares have been designated 1994-1 Series Convertible Preferred Stock, par value $1.00 per share. At the close of business on July 19, 2002, (A) 14,184,806 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Common Stock were held by the Company in its treasury, (C) no shares of Company Preferred Stock were issued and outstanding, (D) 3,128,736 shares of Company Common Stock were reserved and available for issuance pursuant to the Company's 1988 Long-Term Incentive Plan, 1995 Long-Term Incentive Plan and 1998 Long-Term Incentive Plan (such plans, collectively, the "Company Stock Plans"), of which 2,450,055 shares were subject to outstanding options under the Company Stock Plans, (E) 61,593 shares of Company Common Stock were reserved and available for issuance pursuant to the Company's 1997 Employee Stock Purchase Plan (the "ESPP") and (F) 1,000,000 shares of Rights Plan Preferred Stock were reserved for issuance in connection with the rights (the "Rights") issued pursuant to the Rights Agreement between the Company and KeyCorp Shareholder Services, Inc. ("KeyCorp"), dated as of October 30, 1996, as amended by the First Amendment to Rights Agreement, effective May 1, 1997, by and among the Company, KeyCorp and The Bank of New York and the Second Amendment to Rights Agreement, effective October 1, 2001, by and among the Company, The Bank of New York and American Stock Transfer & Trust Company (as so amended, the "Rights Agreement"). The Company has delivered to Parent a complete and correct list, as of the close of business on July 19, 2002, of all outstanding stock options or other rights to purchase Company Common Stock granted under the Company Stock Plans or otherwise (collectively, the "Company Stock Options"), the number of shares of Company Common Stock subject to each such Company Stock Option, the grant dates and exercise prices and vesting schedule of each such Company Stock Option and the names of the holders thereof. As of the close of business on July 19, 2002, there were outstanding Company Stock Options to purchase 2,450,055 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Company Stock Options was equal to approximately $22.003 per share of Company Common Stock. The maximum number of shares of Company Common Stock that could be purchased with accumulated payroll deductions under the ESPP as of July 19, 2002 (assuming for such purpose that the fair market value of a share of Company Common Stock on such date is equal to the Merger Consideration) is 4,500.

               (ii) Except as set forth above, at the close of business on July 19, 2002, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding, and there were no outstanding stock appreciation rights, rights to receive shares of Company Common Stock on a deferred basis or other rights that are linked to the value of Company Common Stock, granted under the Company Stock Plans or otherwise. Since July 19, 2002, until the date of this Agreement,
         (A) there have been no issuances by the Company of shares of capital stock or other voting securities of the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options or the settlement of purchase rights under the ESPP, in each case outstanding at such date as required by their terms as in effect on the date of this Agreement and (B) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other voting securities from the Company, other than rights that may have arisen under the ESPP.

               (iii) All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans and the ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above and except as expressly permitted under Section 4.01(a), there are no outstanding securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or (B) vote or dispose of any shares of the capital stock of any of its subsidiaries.

         (d) Authorization; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Company Shareholder Approval, and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present either in person or by telephone, duly and unanimously adopted resolutions (i) adopting this Agreement, (ii) declaring that it is in the best interests of the Company's shareholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's shareholders in the Merger is fair to such shareholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's shareholders to be held as promptly as practicable following the date of this Agreement and (v) recommending that such shareholders approve this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the articles of incorporation or by-laws of the Company or comparable organizational documents of any subsidiary of the Company, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not reasonably be expected to (x) have a Material Adverse Effect, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign governmental entity, including any Federal, state or local government or any court, administrative agency or commission or other governmental or regulatory authority or agency (each, a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or similar filings under any other applicable competition, merger control, antitrust or similar law, (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the meeting of the shareholders of the Company to be called and convened for such shareholders to consider the approval of this Agreement (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Shareholder Agreement and the other transactions contemplated hereby and thereby, (3) the delivery to the Secretary of State of the State of Mississippi for filing in accordance with Section 79-4-11.06(b) of the MBCA of the Articles of Merger and the filing of appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business,
(4) any filings required under the rules and regulations of the New York Stock Exchange (the "NYSE"), (5) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required as a result of the status of Parent or Sub and (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to (x) have a Material Adverse Effect, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

         (e) SEC Documents; Financial Statements; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed by the Company with the SEC since January 1, 2000 (the "Company SEC Documents"). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any related notes thereto) of the Company included in the Company SEC Documents, as of their respective dates of filing, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in effect at the time of filing, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the most recent financial statements included in the Company Filed SEC Documents, and except for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) (i) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with GAAP or (ii) which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

         (f) Information Supplied. The Proxy Statement will not, at the date the Proxy Statement is first mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference therein.

         (g) Absence of Certain Changes or Events. Since the date of the most recent audited financial statements included in the Company Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been:

               (i) any Material Adverse Change;

               (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of capital stock of the Company or any of its subsidiaries or any repurchase for value by the Company or any of its subsidiaries of any shares of capital stock of the Company or any of its subsidiaries, other than (A) dividends or distributions by a direct or indirect wholly owned subsidiary of the Company to its parent and (B) regular quarterly cash dividends with respect to the Company Common Stock in the amount of $0.10 per share with usual declaration, record and payment dates;

               (iii) any split, combination or reclassification of any shares of capital stock of the Company or any of its subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any of its subsidiaries;

               (iv) (A) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in compensation in the ordinary course of business consistent with past practice or as was required under any employee benefit plan or employment agreement set forth in Section 3.01(m) or Section 3.01(n)(i) of the Company Disclosure Schedule, as the case may be, or applicable law, (B) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any increase in severance or termination pay, except as was required under any employee benefit plan or employment, severance or termination agreement set forth in
         Section 3.01(m) or Section 3.01(n)(i) of the Company Disclosure Schedule, as the case may be, or applicable law, (C) any entry by the Company or any of its subsidiaries into, or any amendment of,
         (1) any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former director, officer or employee or (2) any agreement with any current or former director, officer or employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, "Benefit Agreements") or (D) any amendment to, or modification of, any Company Stock Option or Company Stock-Based Award;

               (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP, or any material revaluation of any material assets of the Company or any of its subsidiaries;

               (vi) any material election with respect to taxes by the Company or any of its subsidiaries or settlement or compromise by the Company or any of its subsidiaries of any material tax liability; or

               (vii) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

         (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

         (i) Taxes. (i) Each of the Company and its subsidiaries has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other tax returns and reports required to be filed by it and all such returns and reports are complete and correct, except for such failures to file or to be complete and correct that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other material taxes, except where the failures so to pay individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, whether or not any such taxes are shown as being due on any tax return of the Company or any of its subsidiaries.

               (ii) No Federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries is currently under audit or examination by any taxing authority, and no written or, to the knowledge of the Company, unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries, except for such audits or examinations that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by the Company or any of its subsidiaries, other than those that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Each deficiency resulting from any audit or examination or any concluded litigation relating to taxes by any taxing authority has been timely paid, except where the failures so to pay individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. No issues relating to taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination that would reasonably be expected to recur in a later taxable period, other than those that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. All assessments for taxes due and owing by the Company or any of its subsidiaries with respect to completed and settled audits or examinations or concluded litigation have been paid.

               (iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material taxes, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

               (iv) No Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes that are not yet due or are being contested in good faith in appropriate proceedings and any other Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

               (v) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

               (vi) The Company and its subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local, domestic or foreign, laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper taxing authorities all amounts required to be so withheld or paid over under applicable laws, except where the failures so to comply, withhold and pay over individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

               (vii) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

               (viii) To the knowledge of the Company, neither the Company nor any of its subsidiaries (A) has been a member of an affiliated group filing a consolidated, combined or unitary tax return (other than a group the common parent of which was the Company) in any open tax year or (B) has any liability for taxes of any person (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any other similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

               (ix) Neither the Company nor any of its subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

               (x) Neither the Company nor any of its subsidiaries has been the subject of an IRS tax ruling that has had or would reasonably be expected to have a Material Adverse Effect with respect to any open tax year.

               (xi) Neither the Company nor any of its subsidiaries has agreed to include, or, to the knowledge of the Company, is required to include, in income any material adjustment under
         Section 481(a) of the Code (or an analogous provision of state, local or foreign law) by reason of a change in accounting method or otherwise that has had or would reasonably be expected to have a Material Adverse Effect.

               (xii) As used in this Agreement, "tax" or "taxes" shall include all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto, and any obligations under any agreements or arrangements with any other person with respect to such amounts.

         (j) Contracts. (i) Section 3.01(j) of the Company Disclosure Schedule sets forth each contract, commitment, agreement, lease, instrument, arrangement, understanding, obligation or undertaking to which the Company or any of its subsidiaries is a party or by or to which any of their properties are bound or subject that is material to the business of the Company and its subsidiaries, taken as a whole, including any such contract, commitment, agreement, lease, instrument, arrangement, understanding, obligation or undertaking:

                      (A) pursuant to which the Company or any of its
               subsidiaries has agreed not to compete with any person, or to actively engage, in any line of business;

                      (B) pursuant to which the Company or any of its
               subsidiaries has entered into an exclusive distributorship arrangement;

                      (C) with (1) any beneficial owner of more than one
               percent of the outstanding Company Common Stock or more than one percent of the capital stock of any of the Company's subsidiaries, (2) any affiliate of the Company or any of its subsidiaries or (3) any current or former director, officer, employee or consultant of the Company or any of its subsidiaries or of any affiliate of the Company or any of its subsidiaries (other than pursuant to Benefit Agreements or Benefit Plans);

                      (D) that grants exclusive license rights to material
               Intellectual Property of the Company;

                      (E) under which the Company or any of its
               subsidiaries has (1) incurred any indebtedness for borrowed money that is currently owing or (2) given any guarantee in respect of indebtedness for repayment of borrowed money, in each case having an aggregate principal amount in excess of $100,000;

                      (F) that contains any guarantees as to the Company's
               or any of its subsidiaries future revenues or operating income;

                      (G) that is otherwise material and that requires any
               consent (including any consent to assignment) of or notice to a third party, or any approval, authorization, qualification or order of any Governmental Entity, in connection with this Agreement or the consummation of the transactions contemplated hereby in order to avoid termination of or loss of benefits thereunder;

                      (H) providing for payments of royalties to third
               parties at a current rate in excess of $100,000 per year;

                      (I) not made in the ordinary course of business
               granting a third party any license to any material
               Intellectual Property rights of the Company or any of its subsidiaries, other than "shrink-wrap" licenses or licenses granted in connection with the sale of products;

                      (J) providing confidential treatment by the Company
               or any of its subsidiaries of third party information, other than (1) nondisclosure agreements entered into by the Company or any of its subsidiaries in the ordinary course of business or (2) the Confidentiality Agreement;

                      (K) granting the other party thereto or a third party
               "most favored nation" status that, following consummation of the Merger, would in any way apply to Parent or any of its subsidiaries (other than the Company and its subsidiaries and their products);

                      (L) pursuant to which the Company or any of its
               subsidiaries receives or has a continuing obligation to purchase any information technology services or information technology products that are material to the conduct of the business of the Company and its subsidiaries, taken as a whole.

               (ii) Each contract of the Company and its subsidiaries required to be listed in Section 3.01(j) of the Company Disclosure
         Schedule is in full force and effect and is a legal, valid and binding agreement of the Company or such subsidiary and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect or enforceable that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has performed or is performing in all material respects all material obligations required to be performed by it under such contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company, no other party to any of such contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such instances of nonperformance and such breaches that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

         (k) Compliance with Laws. The Company and its subsidiaries are, and since December 31, 2000 have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of noncompliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. None of the Company or any of its subsidiaries has received, since December 31, 2000, a written notice or other written communication alleging a violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, except for such violations that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, franchises, licenses and rights (collectively "Permits") necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits, which lack of Permits, violations or defaults individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. The consummation of the Merger, in and of itself, would not reasonably be expected to cause the revocation or cancelation of any such Permit, which revocation or cancelation would reasonably be expected to have a Material Adverse Effect.

         (l) Environmental Matters. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Company, each of the Company and its subsidiaries are, and within the period of all applicable statutes of limitations has been, in compliance with all applicable Environmental Laws, including with respect to the use and disposal of Hazardous Materials; (ii) each of the Company and its subsidiaries has received all air, water and waste Permits required under any Environmental Law for the emission and/or disposal of solid, liquid and gaseous materials from its operations at all its sites, including any Permits for construction under the Clean Air Act, and is operating in compliance with such Permits; (iii) to the knowledge of the Company, no property currently or formerly owned or operated by the Company or any of its subsidiaries (including soils, groundwater, surface water, buildings or other structures) has been contaminated with any Hazardous Materials which would subject the Company to any liability under Environmental Laws or require any expenditure for remediation to meet applicable standards thereunder; (iv) to the knowledge of the Company, neither the Company nor any of its subsidiaries is subject to any liability for Hazardous Materials disposal or contamination on any third party property; (v) neither the Company nor any of its subsidiaries has received, since December 31, 1997, any written notice, demand, letter, claim or request for information from any Governmental Entity indicating that it is or may be in violation of or subject to liability under any Environmental Law, other than written notices, demands, letters, claims, or requests for information that relate to matters that have been resolved with the appropriate Governmental Entity with no further anticipated liability to the Company or its subsidiaries; (vi) neither the Company nor any of its subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any person, in each case relating to liability under any Environmental Law; (vii) Section 3.01(l) of the Company Disclosure Schedule sets forth a complete and correct list of each property of the Company or any of its subsidiaries that contains any underground storage tanks; and
(viii) there are no other circumstances or conditions involving the Company or any of its subsidiaries that would reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company or any of its subsidiaries in connection with any Environmental Law. The representations and warranties set forth in this Section 3.01(1) are the Company's sole and exclusive representations in this Agreement relating to environmental matters. The term "Environmental Laws" means all statutes, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, Permits or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term "Hazardous Materials" means (A) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances or (B) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment.

         (m) Absence of Changes in Benefit Plans; Labor Relations. Except as required to comply with applicable law, since the date of the most recent audited financial statements included in the Company Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or consultant of the Company or any of its subsidiaries (collectively, the "Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans, or any change in the manner in which contributions to any Pension Plans are made or the basis on which such contributions are determined. Section 3.01(m) of the Company Disclosure Schedule contains a complete and correct list of (i) each currently binding Benefit Agreement and (ii) each collective bargaining agreement or other labor union contract to which the Company or any of its subsidiaries are a party as of the date of this Agreement. There is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened which would interfere with the respective business activities of the Company or its subsidiaries, except where such dispute, strike or work stoppage has not had and would not reasonably be expected to have a Material Adverse Effect. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of their respective representatives or employees has committed an unfair labor practice in connection with the operation of the respective businesses of the Company or any of its subsidiaries, there is no charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing and there are no other pending, or, to the knowledge of the Company, threatened lawsuits, grievances or claims involving the Company or any of its subsidiaries related to labor or employment matters, in each case other than any such matter that has not had and would not reasonably be expected to have a Material Adverse Effect.

         (n) ERISA Compliance. (i) Section 3.01(n)(i) of the Company Disclosure Schedule contains a complete and correct list of each Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), each Benefit Plan that provides severance benefits, vacation, paid time off or bonus leave, each Benefit Plan that provides for the purchase or issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares, each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) that provides for medical, dental, life and disability insurance benefits, and each other material Benefit Plan. The Company has made available to Parent complete and correct copies of (A) each Benefit Plan required to be listed on Section 3.10(n)(i) of the Company Disclosure Schedule (or, in the case of any such Benefit Plan that is unwritten, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required),
(C) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Benefit Plan. Each Benefit Plan maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries has been administered in all material respects in accordance with its terms. The Benefit Plans have been established and administered in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions.

               (ii) All Pension Plans maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (or, to the knowledge of the Company, has revocation been threatened) and, to the knowledge of the Company, (A) no event has occurred since the date of the most recent determination letter or application therefor relating to any such Pension Plan that would adversely affect the qualification of such Pension Plan and (B) no event has occurred since the date of the most recent audited financial statements included in the Company Filed SEC Documents that would reasonably be expected to materially increase the costs relating to such Pension Plan or require security under Section 307 of ERISA. All Pension Plans maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries required to have been approved by any foreign Governmental Entity have been so approved, no such approval has been revoked (or, to the knowledge of the Company, has revocation been threatened) and, to the knowledge of the Company, (A) no event has occurred since the date of the most recent approval or application therefor relating to any such Pension Plan that would materially affect any such approval relating thereto and (B) no event has occurred since the date of the most recent audited financial statements included in the Company Filed SEC Documents that would reasonably be expected to materially increase the costs relating to any such Pension Plan. The Company has made available to Parent a complete and correct copy of the most recent determination letter received with respect to each Pension Plan maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries, as well as a complete and correct copy of each pending application for a determination letter, if any. The Company has also made available to Parent a complete and correct list of all amendments to any Pension Plan maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries as to which a favorable determination letter has not yet been received.

               (iii) Neither the Company nor any Commonly Controlled Entity
         (A) maintains, contributes to or is required to contribute to any Benefit Plan that is subject to Title IV of ERISA or (B) has any unsatisfied liability under Title IV of ERISA.

               (iv) All material reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed. The Company has received no notice of, and to the knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and, to the knowledge of the Company, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

               (v) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Company Filed SEC Documents. No Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

               (vi) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company or any of its subsidiaries or any of their respective employees has engaged that could subject the Company or any of its subsidiaries or any of their respective employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA and (B) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or any of its subsidiaries or, to the knowledge of the Company, any trustee, administrator or other fiduciary, to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Pension Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Benefit Plan during the last five years, and no advance notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement.

               (vii) Each Benefit Plan that is an employee welfare benefit plan and which is required to be listed in Section 3.01(n)(i) of the Company Disclosure Schedule may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability to the Company or any of its subsidiaries at any time after the Effective Time (subject to any applicable notice periods). Each of the Company and its subsidiaries complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any similar state statute with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state statute. Neither the Company nor any of its subsidiaries has any material obligations for retiree health or life insurance benefits under any Benefit Plan that is required to be listed in Section 3.01(n)(i) of the Company Disclosure Schedule.

               (viii) None of the execution and delivery of this Agreement, the obtaining of the Company Shareholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of any termination of employment during a fixed period following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of the Company or any of its subsidiaries to severance or termination pay, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Benefit Plan or (C) result in any breach or violation of, or a default under, any Benefit Plan.

               (ix) Neither the Company nor any of its subsidiaries has any material liability or obligations under or on account of a Benefit Plan and arising out of the hiring of persons to provide services to the Company or any of its subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its subsidiaries.

         (o) No Excess Parachute Payments. Other than payments or benefits that may be made pursuant to the agreements and plans listed in Section 3.01(o) of the Company Disclosure Schedule, no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) by or for the benefit of any director, officer, employee or consultant of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan, Benefit Agreement or otherwise would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Section 3.01(o) of the Company Disclosure sets forth a complete and correct list of the name and title of each person entitled to receive any additional payment from the Company or any of its subsidiaries, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such person.

         (p) Vote Required. The affirmative vote of holders of a majority of the shares represented in person or by proxy at a meeting at which a quorum consisting of at least a majority of the outstanding shares of Company Common Stock to approve this Agreement (the "Company Shareholder Approval") is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby.

         (q) State Takeover Statutes. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval represents all action necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the provisions of the Mississippi Shareholder Protection Act and paragraph (A) of Article V of the Company's articles of incorporation to the extent, if any, the Mississippi Shareholder Protection Act or such paragraph (A) would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. The Mississippi Control Share Act is not applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement pursuant to Article X of the Company's articles of incorporation. No other fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation of the State of Mississippi applies or purports to apply to this Agreement, the Merger or the other transactions contemplated by this Agreement.

         (r) Rights Agreement. The Company and the Board of Directors of the Company have taken all action necessary to cause the Rights Agreement to be amended to (i) render the Rights inapplicable to this Agreement, the Shareholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement and (ii) ensure that (A) none of Parent, Sub or any of their respective affiliates or associates is or will become an "Acquiring Person" or "Adverse Person" (each, as defined in the Rights Agreement) by reason of this Agreement, the Shareholder Agreement, the Merger or any other transaction contemplated by this Agreement and the Shareholder Agreement and (B) a "Distribution Date" (as defined in the Rights Agreement) shall not occur by reason of this Agreement, the Shareholder Agreement, the Merger or any other transaction contemplated by this Agreement and the Shareholder Agreement.

         (s) Brokers. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and correct copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

         (t) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to holders of Company Common Stock, and a signed copy of such opinion has been, or will promptly be, delivered to Parent solely for informational purposes.

         (u) Title to Properties. (i) The Company and each of its subsidiaries has good and valid title to, or valid leasehold interests in, all of its material properties and assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, its ability to conduct its business as presently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, the ability of the Company or any of its subsidiaries to conduct its business as presently conducted.

               (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such instances of noncompliance or failures to be in full force and effect that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

         (v) Intellectual Property. (i) Section 3.01(v) of the Company Disclosure Schedule lists all patents, patent applications, registrations of or applications for trademarks, trade names, service marks and registered copyrights and applications therefor, if any, owned by or licensed to the Company or any of its subsidiaries, and all material license agreements relating to any Intellectual Property (other than "shrink-wrap" licenses or licenses granted in connection with the sale of products) to which the Company or any of its subsidiaries is a party, in each case as of the date of this Agreement.

               (ii) Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

                      (A) the Company and each of its subsidiaries owns, or
                  is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property used in carrying on its business as presently being conducted;

                      (B) to the knowledge of the Company, neither the
                  Company nor any of its subsidiaries is, in the conduct of its business as presently being conducted, infringing on any valid and/or enforceable patent or patent application or otherwise violating any other valid and/or enforceable Intellectual Property owned or controlled by any other person;

                      (C) the Company and each of its subsidiaries is in
                  substantial compliance with the terms of all material licenses, agreements and contracts pursuant to which the Company or such subsidiary has the right to use any Intellectual Property owned by any other person, and the consummation of the Merger will not impair or adversely affect the rights of the Company to use any such Intellectual Property;

                      (D) there is no suit, claim, action, investigation or
                  proceeding pending or, to the knowledge of the Company, threatened orally or in writing by any other person naming or accusing the Company or any of its subsidiaries of possible infringement of any patent or patent application or of otherwise violating any Intellectual Property owned or controlled by any other person;

                      (E) to the knowledge of the Company, no person is
                  infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries;

                      (F) to the knowledge of the Company, none of the
                  former or current research scientists, technicians or other personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of the material Intellectual Property of the Company or any of its subsidiaries, have asserted in writing or, to the Company's knowledge, threatened to assert a valid claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and development of any such Intellectual Property;

                      (G) the Company and each of its subsidiaries has
                  taken commercially reasonable steps to protect their material Intellectual Property and their rights thereunder, and to the knowledge of the Company no material rights to such Intellectual Property have been lost, diluted or otherwise materially impaired or are in jeopardy of being lost, diluted or otherwise materially impaired through failure to act by the Company or any of its subsidiaries.

               (iii) As used in this Agreement, "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; chemical formulas and manufacturing processes; computer programs and software (including source code, object code and data), know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; and licenses, immunities, covenants not to sue and the like relating to any of the foregoing.

         SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

         (a) Organization and Authority. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as presently conducted. Parent has made available to the Company prior to the execution of this agreement complete and correct copies of the articles of incorporation and by-laws of Sub, as amended to the date of this Agreement.

         (b) Authorization; Noncontravention. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub (including approval of this Agreement by the sole shareholder of Sub) and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery by Parent and Sub of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or by-laws of Parent or the articles of incorporation or by-laws of Sub, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license to which Parent or Sub is a party or any of their respective properties or assets is subject or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement or the compliance by Parent or Sub with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act or similar filings under any other applicable competition, merger control, antitrust or similar law, (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (3) the delivery to the Secretary of State of the State of Mississippi for filing in accordance with Section 79-4-11.06(b) of the MBCA of the Articles of Merger and the filing of appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

         (c) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and has engaged in no business other than in connection with the transactions contemplated by this Agreement.

         (e) Financing. Parent has sufficient funds available to pay the aggregate amount of Merger Consideration and to pay all fees and expenses related to the transactions contemplated by this Agreement.

         (f) Ownership of Company Common Stock. Neither Parent nor Sub nor any affiliate or associate (as such terms are defined under the Mississippi Shareholder Protection Act) thereof beneficially owns, directly or indirectly, any shares of Company Common Stock or is a party to any agreement, arrangement or understanding (other than this Agreement and the Shareholder Agreement) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock.

         (g) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                                ARTICLE IV

                 Covenants Relating to Conduct of Business

         SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement or as consented to in advance in writing by Parent, the Company shall, and shall cause each of its subsidiaries to, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors, contract manufacturers and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement or expressly set forth in Section 4.01(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its subsidiaries to, without Parent's prior written consent:

               (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (1) dividends or distributions by a direct or indirect wholly owned subsidiary of the Company to its parent and (2) regular quarterly cash dividends with respect to the Company Common Stock, not in excess of $0.10 per share, with usual declaration, record and payment dates and in accordance with the Company's past dividend policy, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of shares of Company Common Stock (and associated Rights) upon the exercise of Company Stock Options or Company Stock-Based Awards or the settlement of purchase rights under the ESPP, in each case outstanding on the date of this Agreement and in accordance with their present terms and (2) the granting of rights that may arise under the ESPP, as the ESPP is in effect on the date of this Agreement;

               (iii) (x) amend its articles of incorporation or by-laws or comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or ownership of any subsidiary of the Company that does not constitute an inactive subsidiary as of the date of this Agreement, or (y) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization of the Company or any of its subsidiaries that does not constitute an inactive subsidiary as of the date of this Agreement, other than the Merger;

               (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) except as permitted by Section 4.01(a)(vii), any assets other than inventory, supplies, raw materials or other immaterial assets, in each case in the ordinary course of business consistent with past practice;

               (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interests therein
         (including securitizations), except sales of inventory in the ordinary course of business consistent with past practice;

               (vi) (x) other than (A) Yen-denominated short-term borrowings incurred in the ordinary course of business consistent with past practice not to exceed JPY2,500,000,000 at any time outstanding and (B) borrowings to satisfy letter of credit obligations not to exceed $1,000,000 at any time outstanding, incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

               (vii) make any new capital expenditure or capital expenditures, or incur any obligations or liabilities in connection therewith, (A) that are not included in the Company's capital expenditure budget provided to Parent prior to the date of this Agreement or (B) that are included in such capital expenditure budget but that are in excess of $1,000,000 on an individual basis;

               (viii) except as required by law, (w) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of this Agreement, of liabilities reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (x) cancel any material indebtedness, (y) waive, release, grant or transfer any claims or rights of substantial value or (z) waive any benefit of, or agree to modify in any respect, or fail to enforce, the confidentiality provisions relating to the Company's information in any agreement to which the Company or any of its subsidiaries is a party;

               (ix) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder;

               (x) enter into any contract, agreement, binding arrangement or understanding (w) relating to research and development, or to the distribution of, or the supply of raw materials for, or the manufacturing by third parties of, products of the Company, other than any such contracts, agreements, arrangements or understandings that (A) individually, has aggregate future payment or other obligations of no greater than $250,000 and, in the aggregate, have future payment or other obligations of no greater than $1,000,000 or (B) relate to the supply of raw materials, are entered into in the ordinary course of business consistent with past practice and in each case have a term of no greater than three months, (x) that limits in any material respect the ability of the Company or any of its subsidiaries to engage in any business activities or operations or that, following consummation of the Merger, would restrict in any way the ability of Parent or any of its subsidiaries (other than the Company and its subsidiaries) to engage in any business activities or operations,
         (y) that is of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act or (z) if consummation of the transactions contemplated hereby or compliance by the Company with the provisions of this Agreement will violate or conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or Parent or any of their respective subsidiaries under, any provision of such contract, agreement, binding arrangement or understanding;

               (xi) except as otherwise contemplated by this Agreement or as required in accordance with the terms of any agreement or plan as in effect on the date hereof or to comply with applicable law,
         (A) adopt, enter into, terminate or amend in any material respect
         (I) any collective bargaining agreement or other labor union contract or Benefit Plan or (II) any other agreement, plan or policy involving the Company and one or more of its current or former directors, officers, employees or consultants, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase the benefits or compensation expenses of the Company), (C) pay any benefit or amount under any Benefit Plan or Benefit Agreement not required under such Benefit Plan or Benefit Agreement or any other benefit plan or arrangement of the Company as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer or employee, (E) enter into or amend any Benefit Agreement, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder), (G) amend or modify any Company Stock Option or Company Stock-Based Award, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan,
         (I) other than as contemplated in Section 5.06, take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan or (J) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined;

               (xii) except as required by GAAP or otherwise required by law, revalue any material assets of the Company or any of its subsidiaries or make (A) any change in accounting principles or
         (B) any material change in accounting methods or practices;

               (xiii) sell, transfer or license to any person or otherwise extend, amend or modify any rights to the material Intellectual Property rights of the Company, other than in the ordinary course of business consistent with past practice; or

               (xiv) authorize any of, or commit, resolve or agree to take any of, the foregoing actions to the extent prohibited by the terms of this Agreement.

         (b) Other Actions. None of the Company, Parent or Sub shall, nor shall any of them permit any of its subsidiaries to, knowingly take any action (or omit to take any action) if such action (or omission) would, or would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at or before the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at or before the Effective Time or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

         (c) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or
(ii) the failure of it (or, in the case of Parent, Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it (or, in the case of Parent, Sub) under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

         (d) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, (i) the Company shall, and shall cause each of its subsidiaries to, timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any applicable extensions); (ii) the Company and its subsidiaries shall timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company shall accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company shall promptly notify Parent of any material action, suit, proceeding, claim or audit pending against or with respect to the Company or any of its subsidiaries in respect of any tax matter and shall not settle or compromise any such action, suit, proceeding, claim or audit without Parent's prior written consent; and (v) none of the Company or any of its subsidiaries shall make or change any material tax election without Parent's prior written consent.

         SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal; provided, however, that, at any time prior to obtaining the Company Shareholder Approval, the Company may, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and which Takeover Proposal did not result from a breach of this Section 4.02, and subject to compliance with paragraphs (c) and (d) of this Section 4.02, participate in discussions or negotiations regarding such Takeover Proposal and furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

         For purposes of this Agreement (except as set forth in Section 5.07(b)), the term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, tender offer, exchange offer, stock acquisition, asset acquisition, statutory share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, other than the transactions contemplated by this Agreement, of (A) assets or businesses that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Company and its subsidiaries, taken as a whole, (B) 20% or more of the outstanding shares of Company Common Stock or (C) 20% or more of the outstanding shares of capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (A) above.

         (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Parent) or propose publicly to withdraw (or modify in a manner adverse to Parent) the recommendation by such Board of Directors or any such committee to the shareholders of the Company that such shareholders approve this Agreement and the Merger, or resolve or agree to take any such action (each such action being referred to as an "Adverse Recommendation Change"), unless the Board of Directors determines in good faith, based on such matters as it deems appropriate, after consulting with legal counsel, that the failure to make an Adverse Recommendation Change would be reasonably likely to result in a breach of its fiduciary duties under applicable law,
(ii) adopt or approve, or propose publicly to adopt or approve, any Takeover Proposal, or resolve or agree to take any such action or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 4.02(a)) (an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal, or resolve or agree to take any such action. Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal, cause the Company to terminate this Agreement pursuant to Section 7.01(f) and concurrently enter into an Acquisition Agreement; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to Section 7.01(f) unless the Company shall have paid to Parent the Termination Fee prior to or concurrently with such termination; and provided further, however, that the Company shall not be entitled to exercise its right to terminate this Agreement pursuant to Section 7.01(f) until after the third business day following Parent's receipt of a written notice (a "Notice of Superior Proposal") from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal and specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require a new Notice of Superior Proposal and a new three business day period). It is understood and agreed that the termination of this Agreement in accordance with the previous sentence shall not constitute a breach of any provision of this Agreement.

         The term "Superior Proposal" means any bona fide written offer made by a third party that if consummated would result in such third party (or its shareholders) owning, directly or indirectly, more than 80% of the shares of Company Common Stock then outstanding (or of the shares of the surviving entity in a merger involving the Company or the direct or indirect parent of the surviving entity in a merger involving the Company) or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, and otherwise on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger, taking into account, among other things, (x) any changes to the terms of this Agreement proposed by Parent in response to such third-party written offer or otherwise and (y) the conditions to consummating such third-party written offer (including those relating to financing).

         (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal or any request for information or inquiry that the Company reasonably believes could lead to a Takeover Proposal, the material terms and conditions of such Takeover Proposal, request or inquiry (including any subsequent material amendments or modifications to such terms and conditions) and the identity of the person making any such Takeover Proposal, request or inquiry. The Company shall keep Parent informed in all material respects as to the status and details (including material amendments or proposed amendments) of any such Takeover Proposal, request or inquiry.

         (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to do so would be inconsistent with its obligations under applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take, any action prohibited by
Section 4.02(b)(i) or 4.02(b)(ii) pursuant to this Section 4.02(d).

                                 ARTICLE V

                           Additional Agreements

         SECTION 5.01. Preparation of the Proxy Statement. As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Each of the parties shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. The Company shall use its reasonable best efforts to respond as promptly as practical to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective directors, officers or affiliates, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review, comment on and approve such document or response, (ii) include in such document or response all comments reasonably proposed by Parent and (iii) not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed. The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         SECTION 5.02. Company Shareholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval. The Company shall cause the Company Shareholders Meeting to be held as promptly as practicable after the date of this Agreement. Subject to Section 4.02(b)(i), the Company shall, through its Board of Directors, recommend to its shareholders that they approve this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.02 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of the Merger or this Agreement.

         SECTION 5.03. Access to Information. Except as set forth in
Section 5.03 of the Company Disclosure Schedule, upon reasonable notice, the Company shall, and shall cause each of its subsidiaries to (in order to permit Parent to evaluate the transactions contemplated by this Agreement),
(i) at reasonable intervals from time to time, confer with Parent to report on operational matters and other matters reasonably requested by Parent and
(ii) afford to Parent and to its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to their respective properties, books, contracts, commitments, directors, officers, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives, records and personnel, but only to the extent that such access does not unreasonably interfere with the business or operations of the Company or any such subsidiary, and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each material report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal, state or local, domestic or foreign, laws and (b) such other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company shall not be required to (or to cause any of its subsidiaries to) so confer, afford such access or furnish such copies or other information if doing so would, or would reasonably be expected to, subject the Company to liability under, or constitute a violation of, applicable laws or confidentiality obligations to a third party. All such information shall constitute Information (as such term is defined in the Confidentiality Agreement dated as of November 6, 2001, between the Company and Parent (the "Confidentiality Agreement")) and shall be subject thereto as provided therein, and Parent shall, and shall cause its advisors and representatives who receive Information to agree to, hold all such Information in confidence to the extent required by, and in accordance with, the terms of the Confidentiality Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

         SECTION 5.04. Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement, including using its reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any), (iii) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by a Governmental Entity and (iv) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Shareholder Agreement, the Merger or any of the other transactions contemplated hereby or thereby, use their reasonable best efforts to ensure that the Merger and the other transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Shareholder Agreement, the Merger and the other transactions contemplated hereby or thereby. If any objections are asserted with respect to the transactions contemplated by this Agreement under any antitrust or competition law, each of Parent and the Company shall use its reasonable best efforts and cause its subsidiaries to use their reasonable best efforts to resolve any such objections so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to (A) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective subsidiaries or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, brought by any Governmental Entity (1) challenging or seeking to restrain or prohibit the consummation of the Merger; (2) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective affiliates of any portion of the business or assets of the Company or its subsidiaries or Parent or its subsidiaries or to require any such person to dispose of or hold separate any portion of the business or assets of the Company or its subsidiaries, or Parent or its subsidiaries, as a result of the Merger; or (3) seeking to prohibit Parent or any of its affiliates from effectively controlling the business or operations of the Company or its subsidiaries. The Company and Parent will provide such assistance, information and cooperation to each other as is reasonably required to obtain any such nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, will notify the other person promptly following the receipt of any comments or requests from any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and will supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

         SECTION 5.05. Employee Matters. (a) For a period of not less than one year after the Effective Time, employees of the Company and its subsidiaries who continue their employment after the Effective Time (the "Affected Employees") shall be provided cash compensation (including bonus opportunity) and employee benefits that are substantially comparable in the aggregate to those provided to the Affected Employees immediately prior to the Effective Time; provided that Parent agrees to cause the Surviving Corporation to continue the Company's annual incentive program in effect for the remainder of 2002 calendar year on the same terms and conditions as in effect immediately before the Effective Time. Neither Parent nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Any plans or arrangements of the Company providing for such issuance shall be disregarded in determining whether employee benefits are substantially comparable in the aggregate.

         (b) Parent shall cause the service of each Affected Employee to be recognized (i) for purposes of eligibility and vesting (but not benefit accrual) under any pension program in which the Affected Employee participates, (ii) for purposes of eligibility under any vacation and/or sick leave program in which the Affected Employee participates and (iii) for eligibility and benefit accrual purposes under any severance plan in which the Affected Employee participates. Notwithstanding the foregoing, such service shall be recognized only to the extent such Affected Employee participated in a comparable plan of the Company and its subsidiaries prior to the Effective Time and only to the extent such service was recognized under such plan.

         (c) With respect to any welfare plan in which Affected Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such Affected Employees to the extent such conditions were satisfied under the welfare plans of the Company and its subsidiaries prior to the Effective Time and
(ii) provide each such Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

         (d) Except as provided in subsection (f) below, nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

         (e) The Company shall amend the ESPP on the date of this Agreement to provide that (i) participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement,
(ii) no offering periods shall be commenced after the date of this Agreement, (iii) each participant's outstanding right to purchase shares of Company Common Stock under the ESPP shall terminate immediately prior to the Effective Time in exchange for a cash payment in an amount equal to the excess, if any, of (A) the product of (1) the number of shares of Company Common Stock that could have been purchased with such participant's accumulated payroll deductions immediately prior to the Effective Time (the "Applicable ESPP Shares") at the applicable option price determined in accordance with the terms of the ESPP (the "Applicable ESPP Price") and (2) the Merger Consideration, over (B) the product of the number of Applicable ESPP Shares and the Applicable ESPP Price and (iv) the ESPP shall terminate at the Effective Time.

         (f) Parent shall, and shall cause the Surviving Corporation to, honor all Benefit Agreements and Company severance policies identified or described in Section 5.05(f) of the Company Disclosure Schedule in accordance with their terms as in effect immediately before the Effective Time, subject to any right to amend or terminate any Benefit Agreement as permitted in accordance with such terms. Parent will recalculate the cutback provided for in Section 5 of such Benefit Agreements on the third anniversary of the termination of any employee party thereto whose compensation or benefits were reduced as a result of the application of such Section 5 to take into account the termination prior to the recalculation date of the continued medical benefits provided under such Benefit Agreement. Parent will make any payment that it determines can be made to any such employee consistently with such Section 5; provided that Parent shall not be required to make any payment that Parent determines, in its sole and absolute discretion, could result in any such employee receiving any "excess parachute payment" (as contemplated by Section 280G of the Code). For the avoidance of doubt, Parent shall not be required to make any payment or take any action that it determines in its sole and absolute discretion, could jeopardize the deductibility of any "parachute payment" (as contemplated by Section 280G of the Code) made to any such employee.

         SECTION 5.06. Stock Based Awards. On or as soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any), including amending such Company Stock Plans and obtaining appropriate consents thereto, as may be required to cause:

               (i) each holder of each Company Stock Option outstanding immediately prior to the Effective Time, whether vested or unvested, to become entitled to receive as promptly as practicable after the Effective Time an amount in cash equal to (A) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised, plus (C) to the extent applicable, an additional payment in accordance with the Company policy described in Section 5.06(i) of the Company Disclosure Schedule; and

               (ii) rights of any kind, whether vested or unvested, contingent or accrued, to acquire or receive shares of Company Common Stock or to receive benefits measured by the value of a number of shares of Company Common Stock, that may be held, awarded, outstanding, credited, payable or reserved for issuance under the Company Stock Plans and any other Benefit Plan, except for Company Stock Options converted in accordance with clause (i) above (each, a "Company Stock-Based Award"), that are outstanding immediately prior to the Effective Time (other than pursuant to the agreements identified in Section 5.06(ii) of the Company Disclosure Schedule) to be converted into a fully-vested right to receive cash in an amount equal to the product of (A) the Merger Consideration and (B) the number of shares of Company Common Stock subject to such Company Stock-Based Award. The cash value of any converted Company Stock-Based Award shall be distributed in accordance with the terms of such Company Stock-Based Award. To the extent the cash value of such Company Stock-Based Award is not paid or distributed at the Effective Time, the value of such Company Stock-Based Award after the Effective Time shall be measured without regard to the value of Company Common Stock and shall instead be credited with earnings or losses by reference to, at the holder's election, either any other alternative deemed investment or investments that may be generally available immediately prior to the Effective Time under the plan or other arrangement under which the Company Stock-Based Award is outstanding at such time or such other deemed investment or investments as the appropriate officers of the Surviving Corporation may from time to time establish for such purpose.

         SECTION 5.07. Fees and Expenses; Termination Fee. (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

         (b) In the event that (i) (A) a Takeover Proposal has been made to the Company or its shareholders or any person has announced an intention (whether or not conditional) to make a Takeover Proposal, and such Takeover Proposal or announced intention remains outstanding at the date of the Company Shareholders Meeting, (B) thereafter this Agreement is terminated by either Parent or the Company (x) pursuant to Section 7.01(b)(i) without the Company Shareholder Approval having been obtained prior to the date of such termination or (y) pursuant to Section 7.01(b)(iv) and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 5.07(b)(i)(C), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 20% therein shall be deemed references to 40%), (ii) this Agreement is terminated by Parent pursuant to Section 7.01(c) or (iii) this Agreement is terminated by the Company pursuant to Section 7.01(f), then the Company shall pay Parent a fee equal to $12,500,000 (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent
(x) in the case of a termination by the Company pursuant to Section 7.01(f), prior to or concurrently with such termination, (y) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination and (z) in the case of a payment as a result of any event referred to in Section 5.07(b)(i)(C), upon the first to occur of such events.

         (c) The Company acknowledges and agrees that the agreement contained in Section 5.07(b) is an integral part of the transactions contemplated by this Agreement, and that, without such agreement, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to Section 5.07(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for any of the amounts due to Parent pursuant to
Section 5.07(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due to Parent pursuant to Section 5.07(b) from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

         SECTION 5.08. Indemnification, Exculpation and Insurance. (a) All rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the Company and its subsidiaries (such persons, "Indemnified Persons"), as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and any existing indemnification agreements or arrangements of the Company or any of its subsidiaries shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such Indemnified Persons. The parties agree that the Surviving Corporation shall maintain, for a period of six years from the Effective Time, the run-off policy (including any excess limits coverage purchased in connection therewith) that the Company contemplates purchasing prior to the Effective Time under the Company's current directors' and officers' insurance and indemnification policy (the "D&O Insurance") to provide coverage for events occurring at or prior to the Effective Time for all Indemnified Persons (the "Run-Off D&O Policy"). The Company covenants and agrees that the total premium for the Run-Off D&O Policy (including any excess limits coverage purchased in connection therewith) will not exceed the sum of (x) 250% of the last annual premium payable with respect to the D&O Insurance prior to the date of this Agreement, which the Company represents and warrants was $190,000, and (y) the amount of any pro rata return premium with respect to the D&O Insurance received by the Company in connection with the purchase of the Run-Off D&O Policy (such sum, the "Maximum Premium"); provided, however, that the Surviving Corporation may, in lieu of maintaining the Run-Off D&O Policy as provided above, cause comparable coverage to be provided under any policy issued by a reputable insurance company, so long as the material terms thereof, including coverage and amount, are no less favorable to the Indemnified Persons than the existing D&O Insurance. If the Company is unable to obtain the Run-Off D&O Policy or the Run-Off D&O Policy expires, is terminated or is canceled during such six-year period, the Surviving Corporation shall cause to be obtained as much directors' and officers' insurance covering the Indemnified Persons as can be obtained for the remainder of such period for an aggregate premium not in excess of the Maximum Premium.

         (b) The parties agree that the provisions of this Section 5.08 are
(i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and each Indemnified Person's heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. The parties agree that in the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made by such person so that the successors and assigns of the Surviving Corporation assume the obligations of the parties and the Surviving Corporation set forth in this Section 5.08. In the event that the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, Parent shall take such action as may be necessary to ensure that the ability of the Surviving Corporation, legal and financial, to satisfy the indemnification obligations set forth in this
Section 5.08(a) will not be diminished in any material respect.

         SECTION 5.09. Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Shareholder Agreement, and no such settlement shall be agreed to without Parent's prior written consent, which consent shall not be unreasonably withheld.

         SECTION 5.10. Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(r)) requested by Parent in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent, (i) amend the Rights Agreement (other than any such amendment solely to ensure that the Rights remain redeemable) or (ii) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

                                ARTICLE VI

                            Conditions Precedent

         SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

         (b) Antitrust. The waiting period applicable to the Merger under each of the HSR Act and the Federal Republic of Germany's Act Against Restraints of Competition 1957 (GWB), as amended, shall have expired or been terminated. Any other consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made, except for those the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

         (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") that has the effect of preventing the consummation of the Merger shall be in effect.

         SECTION 6.02. Conditions to Obligations of Parent and Sub To Effect the Merger. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) would not reasonably be expected to have a Material Adverse Effect, and Parent shall have received a certificate to such effect signed on behalf of the Company by its chief executive officer and its chief financial officer.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by its chief executive officer and its chief financial officer.

         (c) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective affiliates of any portion of the business or assets of the Company, Parent or any such affiliate, or to require any such person to divest or hold separate any portion of its business or assets, as a result of the Merger or (iii) seeking to impose limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the shareholders of the Company or (iv) seeking to prohibit Parent or any of its affiliates from effectively controlling the business or operations of the Company or its subsidiaries.

         SECTION 6.03. Conditions to Obligation of the Company To Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub that are not qualified as to materiality shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and the Company shall have received a certificate to such effect signed on behalf of Parent by an executive officer of Parent.

         (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by an executive officer of Parent.

         SECTION 6.04. Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any condition set forth in
Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement, as required by and subject to
Section 5.04.

                                ARTICLE VII

                         Termination and Amendment

         SECTION 7.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company:

               (i) if the Merger shall not have been consummated on or before December 31, 2002 (as such date may be extended pursuant to this clause (i), the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; and provided further, however, that, in the event that the conditions set forth in Sections 6.01(b) or 6.01(c) (to the extent, but only to the extent, that the underlying Legal Restraint was issued upon the application of a person other than a Governmental Entity) shall not have been satisfied by such date, either Parent or the Company may unilaterally extend the Outside Date by written notice to the other by December 31, 2002, in which case the Outside Date shall instead be March 31, 2003;

               (ii) upon the receipt by either party of notice from any Governmental Entity of its intent to file or bring any suit, action or proceeding, whether administrative or judicial, seeking to restrain, prohibit or enjoin the consummation of the Merger;

               (iii) if (A) any Legal Restraint having the effect set forth in Section 6.01(c) issued upon the application of any Governmental Entity shall be in effect or (B) any such Legal Restraint issued upon the application of any other person shall be in effect and shall have become final and nonappealable; or

               (iv) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

         (c) by Parent in the event an Adverse Recommendation Change has occurred;

         (d) by Parent if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(i) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (ii) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Parent;

         (e) by the Company if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (ii) has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice thereof from the Company; or

         (f) by the Company in accordance with the terms and subject to the conditions of Section 4.02(b).

         SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Parent, Sub or the Company, except with respect to Section 3.01(s), Section 3.02(g), the second and third sentences of Section 5.03, Section 5.07, this Section 7.02 and Article VIII (except Section 8.07 therein), which provisions shall survive such termination; provided, however, that no such termination shall relieve any party hereto from any liability or damages resulting from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment shall be made which by law requires further approval by the shareholders of the Company without such further approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso to the first sentence of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

         SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01 or an amendment of this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 7.03, the duly authorized committee or other designee of its Board of Directors to the extent permitted by law.

                               ARTICLE VIII

                             General Provisions

         SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 8.02. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to the Company, to:

             ChemFirst Inc.
             700 North Street
             P.O. Box 1249
             Jackson, Mississippi 39215-1249
             Attention of J. Steve Chustz, Esq.
                         General Counsel
             Facsimile:  (601) 949-0292

             with a copy to:

             Skadden, Arps, Slate, Meagher & Flom (Illinois)
             333 West Wacker Drive
             Chicago, Illinois 60606
             Attention of Charles W. Mulaney, Jr., Esq.
             Facsimile:  (312) 407-0411; and

         (b) if to Parent or Sub, to:

             E. I. du Pont de Nemours and Company
             1007 Market Street
             Wilmington, Delaware 19898
             Attention of John W. Ward, Esq.
                         Corporate Counsel
             Facsimile:  (302) 773-7054

             with a copy to:

             Cravath, Swaine & Moore
             Worldwide Plaza
             825 Eighth Avenue
             New York, New York 10019
             Attention of Ronald Cami, Esq.
             Facsimile:  (212) 474-3700.

         SECTION 8.03. Definitions; Interpretation. (a) As used in this
Agreement:

               (i) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

               (ii) "business day" means any day on which banks are not required or authorized to close in the City of New York;

               (iii) as it relates to the Company or any subsidiary of the Company, "knowledge" means, with respect to any matter in question, that any executive officer of the Company has knowledge of such matter;

               (iv) "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Company and its subsidiaries, taken as a whole, other than any change, effect, event, occurrence, state of facts or development (i) relating to economic, market (including securities market), regulatory or political conditions in general, (ii) relating to the industry or markets in which the Company or any of its subsidiaries operates in general and not specifically relating to the Company or any of its subsidiaries or (iii) resulting from the execution or announcement of this Agreement or the Shareholder Agreement or the consummation of the Merger;

               (v) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

               (vi) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

         (b) When a reference is made in this Agreement to a party or to an Article, Section, Exhibit or Schedule, such reference shall be to a party to, an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         SECTION 8.04. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         SECTION 8.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Confidentiality Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided that the Confidentiality Agreement shall survive the execution and delivery of this Agreement, and (b) other than Section 5.08, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

         SECTION 8.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law of such State, except to the extent that the laws of the State of Mississippi are mandatorily applicable to the Merger.

         SECTION 8.07. Publicity. Except as otherwise permitted by this Agreement or required by law or the rules of the NYSE, so long as this Agreement is in effect, none of Parent, Sub or the Company shall, or shall permit any of their respective affiliates to, issue or cause the publication of any press release or other public announcement or statement (any of the foregoing, a "Public Statement") with respect to this Agreement or the transactions contemplated hereby without first obtaining the consent of the Company, in the case of Parent or Sub, or Parent, in the case of the Company; provided that, if any such Public Statement is required by law or the rules of the NYSE, the party subject to such requirement will use its reasonable best efforts to consult in good faith with and obtain the consent of the Company, in the case of Parent or Sub, or Parent, in the case of the Company, prior to publication of such Public Statement . The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment that is not so consented to shall be null and void.

         SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.


                                      E. I. DU PONT DE NEMOURS AND COMPANY,

                                        by /s/ Robert M. Reardon
                                          ------------------------------------
                                          Name:   Robert M. Reardon
                                          Title:  Director, Merger & Acquisition


                                      PURPLE ACQUISITION CORPORATION,

                                        by /s/ Robert M. Reardon
                                           ------------------------------------
                                           Name:  Robert M. Reardon
                                           Title: President


                                      CHEMFIRST INC.,

                                         by /s/ J. Kelley Williams
                                           ------------------------------------
                                           Name:  J. Kelley Williams
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer

                                                                    ANNEX I
                                                    TO THE MERGER AGREEMENT


                           Index of Defined Terms


Term

Acquisition Agreement...................................Section 4.02(b)
Adverse Recommendation Change.......................... Section 4.02(b)
Affected Employees......................................Section 5.05(a)
affiliate...............................................Section 8.03(a)
Applicable ESPP Price...................................Section 5.05(e)
Applicable ESPP Shares..................................Section 5.05(e)
Agreement......................................................Preamble
Articles of Merger.........................................Section 1.03
Benefit Agreements......................................Section 3.01(g)
Benefit Plans...........................................Section 3.01(m)
business day............................................Section 8.03(a)
Certificate.............................................Section 2.01(c)
Closing....................................................Section 1.02
Closing Date...............................................Section 1.02
Code....................................................Section 2.02(h)
Commonly Controlled Entity..............................Section 3.01(m)
Company........................................................Preamble
Company Common Stock...........................................Recitals
Company Disclosure Schedule................................Section 3.01
Company Filed SEC Document.................................Section 3.01
Company Preferred Stock.................................Section 3.01(c)
Company SEC Documents...................................Section 3.01(e)
Company Shareholder Approval............................Section 3.01(p)
Company Shareholders Meeting...............................Section 5.02
Company Stock-Based Award..................................Section 5.06
Company Stock Options ..................................Section 3.01(c)
Company Stock Plans.....................................Section 3.01(c)
Confidentiality Agreement..................................Section 5.03
control.................................................Section 8.03(a)
D&O Insurance...........................................Section 5.08(a)
Effective Time.............................................Section 1.03
Environmental Laws......................................Section 3.01(l)
ERISA...................................................Section 3.01(n)
ESPP....................................................Section 3.01(c)
Exchange Act............................................Section 3.01(d)
Exchange Fund...........................................Section 2.02(a)
GAAP....................................................Section 3.01(e)
Governmental Entity.....................................Section 3.01(d)
Hazardous Materials.....................................Section 3.01(l)
HSR Act.................................................Section 3.01(d)
Indemnified Persons.....................................Section 5.08(a)
Intellectual Property...................................Section 3.01(v)
IRS.....................................................Section 3.01(n)
KeyCorp................................................ Section 3.01(c)
knowledge...............................................Section 8.03(a)
Legal Restraints........................................Section 6.01(c)
Liens...................................................Section 3.01(b)
Material Adverse Change.................................Section 8.03(a)
Material Adverse Effect.................................Section 8.03(a)
Maximum Premium.........................................Section 5.08(a)
MBCA.......................................................Section 1.01
Merger.........................................................Recitals
Merger Consideration....................................Section 2.01(c)
Notice of Superior Proposal.............................Section 4.02(b)
NYSE....................................................Section 3.01(d)
Outside Date............................................Section 7.01(b)
Parent.........................................................Preamble
Paying Agent............................................Section 2.02(a)
Pension Plan............................................Section 3.01(n)
Permits.................................................Section 3.01(k)
person..................................................Section 8.03(a)
Post-Signing Returns....................................Section 4.01(d)
Proxy Statement.........................................Section 3.01(d)
Public Statement...........................................Section 8.07
Release.................................................Section 3.01(l)
Rights..................................................Section 3.01(c)
Rights Agreement........................................Section 3.01(c)
Rights Plan Preferred Stock.............................Section 3.01(c)
Run-Off D&O Policy.........................................Section 5.08
SEC.....................................................Section 3.01(d)
Securities Act..........................................Section 3.01(e)
Shareholder Agreement..........................................Recitals
Sub............................................................Preamble
subsidiary..............................................Section 8.03(a)
Superior Proposal.......................................Section 4.02(b)
Surviving Corporation......................................Section 1.01
Takeover Proposal.......................................Section 4.02(a)
tax.....................................................Section 3.01(i)
Termination Fee.........................................Section 5.07(b)